Exhibit 10.2

REVOLVING LOAN AND SECURITY AGREEMENT

THIS REVOLVING LOAN AND SECURITY AGREEMENT (the “Security Agreement”) is made and entered into as of November 19, 2014 (the “Effective Date”), by and between GREEN EARTH DEVELOPERS, LLC, a Georgia limited liability company (“Borrower”), and WIND FARM FINANCING PTY LTD., a corporation organized under the laws of Australia (the “Secured Party”).

W I T N E S S E T H

WHEREAS, the Secured Party has agreed to make certain Revolving Loans (defined below) to Borrower as Borrower may from time to time request, provided, however that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed THREE HUNDRED SIXTY THOUSAND and NO/100 U.S. Dollars (USD$360,000.00), as evidenced by that certain Secured Revolving Note of Borrower of even date herewith payable to the order of the Secured Party, acceptance of which by the Secured Party is conditioned on execution and delivery of this Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party to accept the Note (defined below), Borrower hereby agrees as follows:

1. Defined Terms.  For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

“Default Rate” shall mean a per annum rate of interest equal to the Interest Rate plus six percent (6.0%).

“Interest Rate” shall mean a per annum rate of interest equal to six percent (6.0%).

“Loan Documents” shall mean this Security Agreement, the Note, and any other agreements, instruments, or documents evidencing or otherwise relating to the Revolving Loans.

“Note” shall mean that certain Secured Revolving Note of Borrower of even date herewith payable to the order of the Secured Party, which Note shall be in the form attached hereto as Exhibit A.

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each advance and the aggregate of all such advances, from time to time, made by Secured Party to Borrower under and pursuant to this Agreement, as set forth in Section 2 of this Security Agreement.

“Revolving Loan Availability” shall mean the Revolving Loan Commitment minus the total then-outstanding balance of all Revolving Loans.

“Revolving Loan Commitment” shall mean Three Hundred Sixty Thousand and No/100 Dollars ($360,000.00).

“Revolving Loan Maturity Date”: the entire principal and any accrued interest due under the Note is fully and immediately payable UPON DEMAND of the Secured Party.  Accordingly, the “Revolving Loan Maturity Date” shall be the tenth (10th) Business Day following Borrower’s receipt of written notice from Secured Party of such demand.

2. Commitment of Secured Party.

(a) Revolving Loans.

i. Revolving Loan Commitment.  Subject to the terms and conditions of this Security Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Secured Party agrees to make such Revolving Loans at such times as Borrower may from time to time request, and in such amounts as Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability.  Revolving Loans made by Secured Party may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Security Agreement.  The Revolving Loans shall be used by Borrower for the purpose of paying business expenses of Borrower and other working capital needs.

ii. Revolving Loan Interest and Payments.  Except as otherwise provided in this Section 2(ii), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate.  Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be due and payable on the Revolving Loan Maturity Date.

iii. Revolving Loan Principal Payments.  All Revolving Loans hereunder shall be repaid by Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.  In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Availability, Borrower shall, without notice or demand of any kind, immediately, make such repayments of the Revolving Loans or take such other actions as are satisfactory to Secured Party as shall be necessary to eliminate such excess.  Borrower may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty whatsoever.

(b) Interest and Fee Computation; Collection of Funds.  Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Notwithstanding anything to the contrary contained herein, the final payment due under any of the Revolving Loans must be made by wire transfer or other immediately available funds.  All payments made by Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense.  To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by Borrower free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

(c) Default Rate.  Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

3. Conditions Of Borrowing.  Notwithstanding any other provision of this Security Agreement, Secured Party shall not be required to disburse, make or continue all or any portion of the Revolving Loans, if any of the following conditions shall have occurred.

(a) Loan Documents.  Borrower shall have failed to execute and deliver to Secured Party any of the Loan Documents in form reasonably satisfactory to Secured Party and Secured Party’s counsel in form, substance, and execution.

(b) Default.  Any Default, or any event which, with notice or lapse of time, or both, would constitute a Default, shall have occurred and be continuing.

(c) Adverse Changes.  A material adverse change in the financial condition or affairs of the Borrower, as determined in the Secured Party’s reasonable discretion, shall have occurred.

(d) Litigation.  Any litigation or governmental proceeding shall have been instituted against Borrower that in the reasonable discretion of the Secured Party, materially adversely affects the financial condition or continued operation of the Borrower.

(e) Representations and Warranties.  Any representation or warranty of Borrower contained herein or in any Loan Document shall be untrue or incorrect as of the date of any Revolving Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

4. Notes Evidencing Revolving Loans.  The Revolving Loans shall be evidenced by the Note.  At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Secured Party.

5. Manner of Borrowing.

(a) The first Revolving Loan shall be disbursed from Secured Party to Borrower on the Effective Date as provided below:

i. The original principal sum of Two Hundred Fifty Thousand and No/100 Australian Dollars (A$250,000.00) shall be disbursed to Borrower using the wiring information attached hereto as Exhibit B.

ii. The original principal sum of Five Thousand and No/100 U.S. Dollars ($5,000.00) shall be disbursed to Funkhouser, Vegosen, Liebman & Dunn Ltd., counsel for Borrower, using the wiring information attached hereto as Exhibit C.

(b) Each subsequent Revolving Loan shall be made available to Borrower upon its request, from any Person whose authority to so act has not been revoked by the Borrower in writing previously received by Secured Party.  The proceeds of each Revolving Loan shall be made available to Borrower within three (3) Business Days of written request therefor by disbursement according to the wiring instructions attached hereto as Exhibit B, or as otherwise requested in writing by Borrower.

6. Grant of Security.  Borrower hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party a senior security interest in, all of Borrower’s right, title and interest in and to all of the tangible and intangible personal property, wherever located, now owned by Borrower or hereafter acquired by Borrower, including without limitation, all of the following (collectively, the “Collateral”):

(a) all of Borrower’s machinery, equipment, furniture, fixtures and other fixed assets including, but not limited to, all parts thereof and all accessions thereto;

(b) all inventories and any other supplies, office supplies, packaging and advertising supplies and other items, used, held for use, or useful in connection with the operation of the business of Borrower;

(c) all of the Borrower’s customer lists and its rights under all executory contracts, customer orders and orders to vendors, together with all books, records, files and information related thereto and all marketing, distribution, supplier and sales records, sales brochures, sales aids, advertising materials, policy and procedure manuals, operating manuals and training manuals;

(d) all patents, patent rights, processes, procedures, claims, assignments, licenses, know-how, and/or improvement inventions, whether or not patented, and all software, code, copyrights, copyrighted materials, uncopyrighted materials, trade secrets and other confidential or proprietary or similar information or materials developed, used, or useful in connection with or relating to the operation of Borrower’s business;

(e) all trademarks, service marks, domain names and trade names, together with the goodwill of the business symbolized by said trademarks, service marks, domain names and trade names, which Borrower has registered, adopted, used, is using and/or intends to use in its business;

(f) all of Borrower’s rights and claims, however created or arising, to prevent any other person or entity from any continued or future, or to obtain monetary or other relief for any prior, present or future (i) practice, use or disclosure of the assets and rights listed in subsections (d) and (e) above, and (ii) competition or interference with Borrower’s business or Borrower’s business relationships, whether such rights and claims have arisen by implication of law in connection with employment relationships, by contract, or otherwise;

(g) all of Borrower’s accounts receivable, notes receivable, chattel paper and other intangible rights to receive payment or repayment from any person or entity;

(h) all rights, benefits and privileges under or pursuant to any contract entered into by Borrower or relating to the business of Borrower, including, without limitation, all distribution agreements, sales and purchase agreements, leases, licenses, product certifications, employment, and non-competition, and confidentiality agreements and, to the extent assignable or otherwise transferable, all government licenses, permits, franchises and similar authorizations used or useful in the operation of the Borrower’s business;

(i) all business records, personnel records and files, business files, archives and other documentary or similar information relating to or compiled in the operation of the Borrower’s business, no matter how held, recorded, or maintained; and

(j) all proceeds of any and all of the Collateral listed or described above, including, without limitation, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Collateral listed or described above.

7. Security for Obligations.  This Security Agreement secures the payment of all obligations of Borrower now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, all obligations of Borrower now or hereafter existing under this Security Agreement and all other obligations of Borrower to the Secured Party, however created (all such obligations of Borrower being the “Obligations”).

8. Representations and Warranties.  Borrower represents and warrants as follows:

(a) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Security Agreement.

(b) Borrower has title to the Collateral in the same condition as transferred to it, and the Secured Party will acquire a first lien and senior security interest in and to the Collateral free and clear of any liens, adverse claims or encumbrances, including without limitation, any liens which can be perfected without filing a financing statement with the appropriate office.

(c) Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite power and authority to enter into the Note and this Security Agreement and to carry out the other transactions and agreements contemplated hereby.  Borrower is in good standing and duly authorized to do business in all states and other jurisdictions in which the ownership or leasing of its assets or the conduct of its business requires such authorization, and no other jurisdiction has demanded, requested or otherwise indicated that Borrower is required so to qualify.  Borrower has requisite company power and authority to own or lease and to operate and use its assets and to carry on its business as now conducted or proposed to be conducted.

(d) Borrower has all requisite company power and authority to execute, deliver and perform the Note and this Security Agreement.  The Note and this Security Agreement have been duly authorized, executed and delivered by Borrower and are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

(e) The execution and delivery of the Note and this Security Agreement by Borrower do not, and the consummation by Borrower of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of (a) the Articles of Organization or Operating Agreement of Borrower, (b) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Borrower, or (c) any agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which Borrower is now a party or by which Borrower or any of its properties or assets may be bound or affected.

9. Further Assurances.

(a) Borrower agrees that from time to time, at Borrower’s sole expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further action that the Secured Party may reasonably request in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, Borrower will execute such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

(b) Borrower authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower where permitted by law.  A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Borrower will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

10. Borrower’s Covenants.  Borrower agrees that, so long as any of the Obligations are outstanding, it shall:

(a) Taxes and Liens.  Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith.

(b) Preservation of Company Existence, Etc.  Preserve and maintain its company existence, rights and franchises.

(c) Compliance with Laws, Etc.  Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would materially adversely affect its business or credit.

(d) Inspection of the Secured Party.  Permit Secured Party and Secured Party's representatives to enter the Premises at reasonable times upon reasonable advance notice to inspect the Collateral.

(e) Keeping of Books.  Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower in accordance with reasonable accounting principles consistently applied.

(f) Maintenance of Properties, Etc.  Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted.

(g) Reporting Requirements.  Furnish to the Secured Party immediately after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower.

(h) No Guarantee of Indebtedness.  Not directly or indirectly assume or guaranty the obligations of any other person or entity, except by reason of endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(i) No Mergers, Etc.  Not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or entity or issue any additional capital stock.

(j) No Sales, Etc. of Collateral.  Not sell, assign, lease, transfer or otherwise dispose of any substantial part of any of the Collateral, or agree to do any of the foregoing, except in the ordinary course of its business.

(k) No Liens.  Not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except to secure indebtedness of Borrower to the Secured Party and, except as may be expressly agreed to in writing by the Secured Party.

(l) Investments in Other Persons.  Not make any loan or advance to any person or entity; or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any other person or entity.

(m) Dividends, Etc.  Not declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its membership interest now or hereafter outstanding, return any capital to its members as such, or make any distribution to its members as such.

(n) Change in Nature of Business.  Not make any material change in the nature of the Borrower’s business.

(o) Maintain Contracts.  Not default under or suffer a termination of any material agreements to which Borrower is a party without prior written notice to the Secured Party.

11. Secured Party May Perform.  If Borrower fails to perform any agreement contained herein, after the occurrence and continuance of a Default (as defined below) beyond any applicable cure period, then upon advance written notice to Borrower the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Borrower under Section 14(b) below.

12. The Secured Party’s Duties.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

13. Default and Remedies.

(a) Default Defined.  The occurrence of any of the following events shall constitute a default under this Security Agreement (a “Default”):

i. if default shall be made in a payment which is due under the Note shall occur; or

ii. if default shall be made by Borrower in the performance of, or compliance with, any other provision of this Security Agreement and such default is not cured within ten (10) days after written notice thereof to Borrower, or such longer period of time as may be required to cure such default with diligent effort; or
iii. if a proceeding shall have been instituted in a court seeking a decree or order for relief in respect to Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or for any substantial part of the property of Borrower, or for the winding-up or liquidation of the affairs of Borrower and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days or such court shall enter a decree or order granting the relief sought in such proceeding; or

iv. if Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or shall make a general assignment for the benefit of creditors, or shall take any company action to authorize any of the foregoing; or

v. if Borrower’s existence shall be terminated.

(b) Remedies Upon a Default.

i. If any Default described in subsections (v) or (vi) of Section 13(a) shall occur, then without notice or any other action by the Secured Party, and if any other Default shall occur and remain uncured, then at Secured Party’s option, the entire unpaid indebtedness (principal, interest, fees, costs and otherwise) remaining unpaid under the Note shall become immediately due and payable without notice or demand.

ii. The Secured Party may exercise in respect to the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code of the relevant jurisdiction (the “Code”) (whether or not the Code applies to the affected Collateral) and any other applicable law upon default by a debtor, and also may: (i) require Borrower to, and Borrower hereby agrees that it shall at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at the address, stated in Secured Party’s notice requiring such assembly; and (ii) upon not less than five (5) days prior written notice to Borrower, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the address stated in the Secured Party’s notice or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

iii. All cash proceeds received by the Secured Party in respect to any sale of, collection from, or other realization upon all or any part of' the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 14) in whole or in part by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

14. Indemnity and Expenses.

(a) Borrower agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement) except claims, losses or liabilities resulting from the Secured Party’s negligence or willful misconduct.

(b) Borrower shall, upon written demand of the Secured Party, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may reasonably incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by Borrower to perform or observe any of the provisions hereof.

15. Amendments, Etc.  No amendment or waiver of any provision of this Security Agreement nor consent to any departure by Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16. Notices. All notices required or permitted hereunder shall be in writing, signed by an officer of the party giving notice and shall be deemed to have been given when delivered by personal delivery, facsimile, or FedEx or similar courier service, or three (3) days after being deposited in the United States mail, registered or certified, with postage prepaid, addressed as follows:

(a)  if to Borrower, at:

Green Earth Developers, LLC
3440 Toringdon Way, Suite 205
Charlotte, NC 28277
Attn:  Donald Reed, President

with a copy to:

Funkhouser Vegosen Liebman & Dunn Ltd.
55 West Monroe Street, Suite 2300
Chicago, Illinois 60603
Attn: James F. Groth, Esq.

CBD Energy USA Ltd
c/o InterAmerican Group
410 South Michigan Ave
Suite 620
Chicago, IL 60605
William C. Morro
Chairman of the Board

(b)  if to the Secured Party at:

Wind Farm Financing Pty Ltd.
Level 1, 160 Pitt Street
Sydney, NSW, 2000
Attn:  Todd Barlow & Dean Price

or such other address(es) as any party may designate for itself by notice given to the other party from time to time in accordance with the provisions hereof.

17. Continuing Security Interest; Transfer of Note.  This Security Agreement shall create a continuing security interest in the Collateral and shall:  (i) remain in full force and effect until payment in full of the Obligations; (ii) be binding upon Borrower, its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), the Secured Party may assign the Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise.  Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower.  Upon any such termination, the Secured Party will, at its expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

18. Governing Law; Terms.  This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Illinois, USA, applicable to agreements made and to be performed entirely within that State, without regard to any choice of law or conflict of law provision or rule (whether of such state or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.  Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code of the State of Illinois are used herein as therein defined.

19. Forum Selection and Consent to Jurisdiction.  Any litigation based hereon, or arising out of, under, or in connection with this Security Agreement or the Note shall be brought and maintained exclusively in the courts of the State of Illinois or in the United States District Court for the Northern District of Illinois, in courts having their situs in the City of Chicago, Illinois, USA.

20. Waiver of Jury Trial.  Secured Party and Borrower, after consulting or having had the opportunity to consult with counsel, each knowingly, voluntarily and intentionally waive irrevocably, any right to a trial by jury in any action or proceeding to enforce or defend any rights under or in connection with this Security Agreement and the Note, any of the other obligations, the collateral, or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any lending relationship existing in connection with any of the foregoing, or any course of conduct or course of dealing in which the Secured Party and Borrower are adverse parties, and each agrees that any such action or proceeding shall be tried before a court and not before a jury.  This provision is a material inducement for the Secured Party granting any financial accommodation to Borrower.

21. Miscellaneous.  The Recitals set forth above are incorporated by reference.  One or more counterparts of this Security Agreement may be delivered via fax, with the intention that they shall have the same effect as an original counterpart hereof.  Whenever the term “include,” “including,” or “included” is used in this Security Agreement, it shall mean “including without limiting the generality of the foregoing”.  The headings of paragraphs and sub-paragraphs contained in this Security Agreement are merely for convenience of reference and shall not affect the interpretation of any of the provisions of this Security Agreement.  This Security Agreement is deemed to have been drafted jointly by the parties to this Security Agreement, and any uncertainty or ambiguity shall not be construed for or against any party as an attribution of drafting to any party. This Security Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures transmitted by facsimile or as emailed PDF copies shall be binding as originals, and each party hereby waives any defenses to the enforcement of the terms of this Security Agreement sent by facsimile or emailed PDF based upon the manner of transmission or form of signature (electronic, facsimile or “ink original”).

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Signature Page Follows.

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered by their duly authorized agents as of the date first above written.

SECURED PARTY: WIND FARM FINANCING PTY LTD., a corporation organized under the laws of Australia By: /s/ Wind Farm Financing By its: Authorized Representative	BORROWER: GREEN EARTH DEVELOPERS, LLC a Georgia limited liability company By: /s/ Donald P. Reed Name: Donald P. Reed Its: President

EXHIBIT A

FORM OF SECURED REVOLVING NOTE

SECURED REVOLVING NOTE

USD$360,000.00	Date: as of November 19, 2014
Chicago, Illinois	Maturity: DUE UPON DEMAND

FOR VALUE RECEIVED, GREEN EARTH DEVELOPERS, LLC, a Georgia limited liability company with its principal office located at 3440 Torringdon Way, Suite 205, Charlotte, North Carolina 28277 (“Borrower”), promises to pay to the order of WIND FARM FINANCING PTY LTD., a corporation organized under the laws of Australia, with its principal office located at Level 1, 160 Pitt Street, Sydney, NSW, 2000 (hereinafter, together with any holder hereof, called the “Lender”), within ten (10) Business Days of written demand from Lender to Borrower therefor (the “Revolving Loan Maturity Date”), the lesser of (i) the principal sum of THREE HUNDRED SIXTY THOUSAND AND NO/100 U.S. DOLLARS (USD$360,000.00) and (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Revolving Loan and Security Agreement dated as of the date hereof, executed by and between the Borrower and the Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Loan Agreement”), and made available by the Lender to the Borrower in the amount or amounts stated on the records of the Lender, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time as provided in the Loan Agreement.  Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

This Revolving Note evidences the Revolving Loans and other indebtedness incurred by the Borrower under and pursuant to the Loan Agreement (which document, as well as any other note, agreement, guaranty, or other document or instrument previously, now or hereafter delivered to Lender in connection with this Revolving Note are herein collectively the “Other Agreements”), to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated.  The holder of this Revolving Note is entitled to all of the benefits and security provided for in the Loan Agreement.  All Revolving Loans shall be repaid by the Borrower on the Revolving Loan Maturity Date.

Principal and interest shall be paid to the Lender at its address set forth above, or at such other place as the holder of this Revolving Note shall designate in writing to the Borrower.  Each Revolving Loan made by the Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Loan Agreement, the Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Revolving Note, and assents to any extension or postponement of the time of payment or any other indulgence.

The Revolving Loans evidenced hereby have been made and/or issued and this Revolving Note has been delivered at the Lender’s main office set forth above.

This Revolving Note shall be governed and construed in accordance with the laws of the State of Illinois, USA, and shall be binding upon the Borrower, and its successors, and assigns.  Wherever possible, each provision of the Loan Agreement and this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Revolving Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Revolving Note.

IN WITNESS WHEREOF, the Borrower has executed this Secured Revolving Note as of the date set forth above.
BORROWER: Green Earth Developers, LLC, a Georgia limited liability company By: /s/ Donald P. Reed Name: Donald P. Reed Its: President

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